MediJane Announces First MediStrips Purchase Order From GoKush.com in California

LONGMONT, CO, May 27, 2014 (Marketwired via COMTEX) -- MediJane Holdings Inc. (OTCQB: MJMD) ("MediJane" or "MJMD" or the "Company") is pleased to announce that it has received its first wholesale purchase order for the recently launched "MediStrips - Relaxation" dissolvable oral strips. The order is for an initial 15,000 units to be purchased by GoKush.com as part of an ongoing product offering.

GoKush.com is expected to begin promoting MediStrips through its online patient portal over the coming weeks. The products will be available for an introductory price of $12.50. Each MediStrip is individually packaged for freshness and consistency. New and existing GoKush members will be able to order online and have MediStrip Relaxation shipped directly to their home.

"We are very excited to be providing our licensed cannabis patients with such a unique smokeless product," stated GoKush founder Mac Bagley. "The MediStrip Relaxation dissolvable oral strip is truly a product that's ahead of the industry curve. We're looking forward to introducing MediStrip Relaxation to our valued clients across California and to expand our MediJane product offerings in the near future."

GoKush.com (www.GoKush.com) is part of a member only collective comprised of valid and legal medical marijuana patients. All GoKush customers are verified with their recommending physician to ensure only licensed patients can access their range of products. The GoKush.com delivery service enables registered medical marijuana patients to safely and legally access their cannabis-based care products within the convenience of their own home.

"MediJane's MediStrip Relaxation oral strips provide a convenient smokeless alternative for licensed medical cannabis patients," commented Spike Humer, Chairman of MediJane Holdings. "With a minty-fresh flavor and fast acting results, a MediStrip Relaxation patient can achieve a state of relaxation or pain management in a discrete format of a thin breath strip."

"We are proud to expand our medical cannabis product offerings as we continue the implementation of our corporate growth strategy. With each new MediJane product, such as the MediStrip, we provide licensed patients with high quality, smokeless, and adult oriented medical cannabis products, and give doctors the proper tools they need to accurately and safely recommend and manage their patients' medical cannabis treatment program which advances our chief aim and core objectives," concluded Humer.

About MediJane Holdings Inc. (MJMD)

MediJane Holdings Inc. (MJMD) is in the business of marketing and distributing products within the medical marijuana industry, including transdermal patches, capsules, sublingual sprays, oral strips, and other medical delivery systems as part of its strategic alliances with Phoenix Bio Pharmaceuticals (www.phoenixbiopharmaceuticals.com). With sales offices opening in California and Colorado, and a planned expansion into a national footprint, MediJane products are designed to give doctors the ability to provide patients accurate and effective doses of cannabinoids to manage and treat pain and other specific illnesses. MediJane's products, including the innovative non-drowsy "Daytime Pain plus CBD" oral capsule, the Canna-Mist cannabinoid spray, and the MediStrip Relaxation oral strips, have been formulated for the treatment of inflammation and chronic, neuropathic, arthritic, and back pain. These smokeless alternatives provide accurate dosages and are part of MediJane's initial launch into the chronic pain management market, which is estimated at over $45 billion annually in North America. Any and all medically oriented statements have not been evaluated by the Food and Drug Administration.

For more information, visit www.medijane.co

Disclaimer/Safe Harbor: Some information in this MediJane Holdings Inc. (MJMD) press release constitutes forward-looking statements or statements which may be deemed or construed to be forward-looking statements. The words "plan", "forecast", "anticipates", "estimate", "project", "intend", "expect", "should", "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to, known and unknown risks, uncertainties and other factors which could cause MJMD's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in the Company's filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to MJMD herein are expressly qualified in their entirety by the above-mentioned cautionary statement. MJMD disclaims any obligation to update forward-looking statements contained in this press release, except as may be required by law.

Investor Contact:  MediJane Holdings Inc. (855) 964-7233 (Toll-free)